UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

(Exact name of registrant as specified in its charter)

Florida	0-25681	65-0423422
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
11760 U.S. Highway One Suite 200 North Palm Beach, Florida	33408
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (561) 630-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

On February 5, 2008, Bankrate, Inc. (the "Registrant") purchased substantially all of the assets of InsureMe, Inc., a Colorado corporation (“InsureMe”), which operates an Internet marketing business that provides various products and services regarding the insurance industry to consumers and insurance agents, pursuant to an Asset Purchase Agreement, effective as of February 1, 2008, (the “InsureMe Asset Purchase Agreement”) by and among the Registrant, InsureMe, Tim A. McTavish, Robin L. Paquette, Michael T. Sajdak, the McTavish Family Irrevocable Trust, and the Paquette Family Irrevocable Trust.

Under the terms of and subject to the conditions set forth in the InsureMe Asset Purchase Agreement, the Registrant paid approximately $65.0 million in cash to InsureMe. The Registrant also assumed certain contractual obligations of InsureMe.

In addition, the InsureMe Asset Purchase Agreement provides for earn-out payments over a two-year period beginning on January 1, 2008 and ending on December 31, 2009 (the “Earn Out Period”). During the Earn Out Period, the Registrant will pay to InsureMe up to an additional $20 million cash in the aggregate, with payments not exceeding $10.0 million in either calendar year in the Earn-Out Period, if the EBITDA (as defined in the InsureMe Asset Purchase Agreement) generated from the purchased assets meet certain targeted levels.

On February 5, 2008, the Registrant issued a press release announcing the entry into the transaction described above. A copy of the press release is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 5, 2008, the Registrant closed on its purchase of assets under the InsureMe Asset Purchase Agreement. The assets purchased by the Registrant under the InsureMe Asset Purchase Agreement include substantially all of the assets of InsureMe. The information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.02. Results of Operations and Financial Condition.

On February 5, 2008, the Registrant announced via press release the Registrant’s financial results for the fourth quarter of 2007. A copy of the Registrant’s press release is included herein as Exhibit 99.1 and incorporated herein by reference.

The information furnished under Item 2.02 of this Current Report, including the Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On February 5, 2008, the Registrant executed an Asset Purchase Agreement (the “Fee Disclosure Asset Purchase Agreement”) by and among the Registrant, Lower Fees, Inc., a California corporation (“Lower Fees”), Mike Kratzer , and Mark Zimmerman. Pursuant to the Fee Disclosure Asset Purchase Agreement, the Registrant purchased substantially all of the assets of Lower Fees, which operates an Internet marketing business that provides consumers and real estate and mortgage professionals with various products and services regarding the real estate and mortgage industry and market.

Under the terms of, and subject to the conditions set forth in, the Fee Disclosure Asset Purchase Agreement, the Registrant paid approximately $2.85 million in cash to Lower Fees. In addition, the Fee Disclosure Asset Purchase Agreement provides for earn-out payments over a five-year period (the “Fee Disclosure Earn-Out Payments”) based on a percentage of the “Core Net Revenue” (as that term is defined in the Fee Disclosure Asset Purchase Agreement). Since the Fee Disclosure Earn-Out Payments are based on future revenues, the aggregate maximum Fee Disclosure Earn-Out Payments payable by the Registrant to Lower Fees is not determinable at this time.

On February 5, 2008, the Registrant issued a press release announcing the entry into the transactions described above. A copy of the press release is filed herewith as Exhibit 99.2 and incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The financial information required by this item will be filed in an amendment to this report as soon as practicable but not later than 71 days after the date on which this report must be filed.

(b)	Pro forma financial information.

The pro forma financial information required by this item will be filed in an amendment to this report as soon as practicable but not later than 71 days after the date on which this report must be filed.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

99.1	Text of press release of Bankrate, Inc. regarding financial results for the fiscal year ended December 31, 2007, dated February 5, 2008.
99.2	Text of press release of Bankrate, Inc. regarding the acquisitions of assets of InsureMe, Inc. and Lower Fees, Inc., dated February 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.

Date: February 05, 2008	By:	/s/ Edward J. DiMaria
Edward J. DiMaria
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release of Bankrate, Inc. regarding financial results for the fiscal year ended December 31, 2007, dated February 5, 2008.
99.2	Text of press release of Bankrate, Inc. regarding the acquisitions of assets of InsureMe, Inc. and Lower Fees, Inc., dated February 5, 2008.